                                                                     EXHIBIT 2.1

                           STOCK PURCHASE AGREEMENT


  THIS STOCK PURCHASE AGREEMENT (this "Agreement") dated as of and having an effective date of January 31, 1997, between Advantage Marketing Systems, Inc., an Oklahoma corporation ("AMS"), Chambre International, Inc., a Texas corporation ("CII"), Janet Britt, Jerry Hampton, Teresa Hampton, James Baria, Florence Baria, Rose Cashin, Pat Eason, Joseph Williams, Livia Williams, Don Black, Nadine Black, Lynda Brown, Gary Galindo, Harold Griffin, Linda Griffin, Irene Van Vlaenderen, Dean Klockentegger, Rose Hilgedick, Wayne Hilgedick, Julie Connary, each an individual and shareholder of CII and collectively the owners of all of the issued and outstanding capital stock of CII (collectively referred to as the "CII Shareholders"), and Royce Britt, an individual and executive officer of CII.

                                   RECITALS

  1. The CII Shareholders desire to sell and AMS desires to purchase, all of the issued and outstanding capital stock of CII (the "CII Stock").

  2. The Board of Directors of AMS has approved and adopted, and through its duly authorized officers, AMS has executed, this Agreement, and CII Shareholders have approved and executed this Agreement, pursuant to which AMS is to purchase the CII Stock.

  NOW, THEREFORE, in consideration of the premises and of the mutual representations, warranties, covenants and agreements contained in this Agreement AMS, CII, the CII Shareholders, and Royce Britt hereby agree as follows:

                                   ARTICLE I

                          SALE AND PURCHASE OF STOCK

  1.1  Sale and Purchase of Stock.  Subject to the terms and conditions of this
       --------------------------
Agreement and in reliance upon the representations, warranties, covenants and agreements contained in this Agreement, CII Shareholders hereby agrees to sell and AMS hereby agrees to purchase, the CII Stock, on the Closing Date (as defined in Section 1.4 hereof).

  1.2 Consideration for Purchase of CII Stock.  The consideration to be paid for
      ---------------------------------------
the purchase of the CII Stock shall be 14,000 shares of AMS Common Stock (the "AMS Stock"), which shall be delivered as follows:

       1.2.1 Delivery of AMS Shares. At Closing (as defined in Section 1.4).
             ----------------------
   AMS shall deliver to the CII Shareholders a total of 6,484 shares of AMS Stock issued in such number of stock certificates and in such denominations as CII shall designate in writing not less than 48 hours prior to the Closing.

       1.2.2 Adjustment for Liabilities.  7,516 shares of AMS Stock shall be
             --------------------------
   delivered to Janet Britt 120 days after Closing; provided, however, in the event it is determined that the total liabilities of CII accrued or accruable in accordance with Generally Accepted Accounting Principles at the date of Closing shall exceed a sum equal to $140,000, excluding any amounts owed to AMS, then the number of AMS Shares to be delivered to Janet Britt at the end of the 120 day period shall be decreased by one share for every

  $6.00 in liability in excess of $140,000.


  1.3  Deliveries of CII Stock. At the Closing the CII Shareholders shall
       -----------------------
deliver to AMS the CII Stock which shall represent all of the outstanding shares of the capital stock of CII (free and clear of any lien, charge, claim, pledge, security interest or other encumbrance of any type or kind whatsoever). The transfer of the shares of CII Stock shall be effected by the delivery to AMS of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank and with all necessary transfer tax and other revenue stamps, acquired at the expense of CII Shareholders, affixed.

  1.4  The Closing and Closing Date.  Subject to the terms and conditions of
       ----------------------------
this Agreement, the transactions contemplated under this Agreement shall be closed (the "Closing") at the offices of Dunn, Swan & Cunningham, Oklahoma City, Oklahoma, on the Closing Date, or at such other place and time as the parties hereto shall agree. The date on which the transactions contemplated in this Agreement shall be closed (the "Closing Date") shall occur on January 31, 1997, to be effective as of January 31, 1997, or such other date as mutually agreed by AMS and the CII Shareholders.

                                  ARTICLE II

              REPRESENTATIONS AND WARRANTIES OF CII SHAREHOLDERS

  CII, CII Shareholders and Royce Britt, as the case may be, represent and warrant unto AMS as follows:

  2.1  Organization, Good Standing, Power, Etc.  Royce Britt and Janet Britt
       ----------------------------------------
represent and warrant that CII is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and is entitled to own or lease its properties and to carry on its business as, and in the places where, such properties are now owned or leased and such business is now conducted. CII is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which the ownership, operation or leasing of its properties or assets or the nature of its business requires such qualification as a foreign corporation or the failure to qualify to do business and obtain good standing as a foreign corporation in any other state would have any adverse material effect upon CII.

  2.2  Delivery of Corporate Charter and Bylaws.  Royce Britt and Janet Britt
       ----------------------------------------
have delivered to AMS copies of the Articles of Incorporation and the Bylaws of CII, and represent and warrant that such Articles of Incorporation and Bylaws are complete and correct as in effect on the date hereof.

  2.3  Capitalization.  The authorized capital stock of CII consists of 500,000
       --------------
shares of common stock, $.01 par value per share, of which 129,250 shares are issued and outstanding (including 17,500 shares of common stock that are held by Gary Lawrence and that are subject to the Investor Put Option), fully paid and non-assessable. Royce Britt and Janet Britt represent that the CII Shareholders and Lawrence own all of the issued and outstanding shares of the CII Stock.
Each of the CII Shareholders represents and warrants that there are no outstanding subscriptions, options, warrants or other agreements or commitments obligating the CII

Shareholder to transfer, deliver, assign, pledge, encumber or reissue the CII Stock held by such CII Shareholder to any person, or any option, right or interest, beneficial or otherwise, in such CII Stock. CII, Royce Britt and Janet Britt represents and warrants that as of the date of this Agreement and immediately prior to the Closing, there are no and will not be any (i) other authorized or outstanding equity securities of CII of any class, kind or character and (ii) outstanding subscriptions, options, warrants or other agreements or commitments obligating CII to issue any additional shares of its capital stock of any class, or any option or right with respect thereto, or any securities convertible into shares of stock of any class of CII. All shares of CII Stock that are outstanding at the date of this Agreement, and will be outstanding at the time of Closing, are or will be duly and validly authorized and issued, fully paid and non-assessable, and are not or will not be subject to or issued in violation of any preemptive right of any shareholder.

  2.4  Equity Interest. CII, Royce Britt and Janet Britt represents and warrants
       ---------------
that CII does not own any stock or other equity or ownership interest (controlling or otherwise) in any corporation, association, partnership, tax partnership, joint venture or other entity.

  2.5  Ownership of CII Stock.  Each of the CII Shareholders represents that he
       ----------------------
or she is on the date of this Agreement and at Closing will be, (i) the lawful owner of all of the issued and outstanding shares of the CII Stock held by such CII Shareholder, and such shares are and will be at the time of Closing, free and clear of all liens, claims, encumbrances and restrictions of every kind, and
(ii) has full legal right, power and authority to sell, assign and transfer the CII Stock and (iii) the delivery of the shares of CII Stock pursuant to the provisions of this Agreement will transfer valid title thereto, free and clear of all liens, encumbrances, claims, and restrictions of every kind. From the date of this Agreement through the Closing, (i) the CII Shareholders shall not transfer, assign, encumber, pledge, or grant any person an interest in each outstanding share of the CII Stock, (ii) each outstanding share of the capital stock of CII shall remain unchanged and shall be an outstanding, fully paid and non-assessable share at the Closing, and (iii) the certificate or certificates evidencing ownership of the CII Stock (representing all of the outstanding capital stock of CII) by CII Shareholders shall continue to evidence ownership of all of the issued and outstanding capital stock of CII.

  2.6  Authorization of Agreement.  CII, Royce Britt and Janet Britt represent
       --------------------------
and warrant that CII has all requisite corporate power and authority to enter into and perform all of its obligations under this Agreement. The execution and delivery of this Agreement by CII and consummation by CII of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of CII. This Agreement has been duly executed and delivered by CII and constitutes the legal, valid and binding obligation of CII, enforceable against CII in accordance with its terms, except as enforceability may be limited by (a) any applicable bankruptcy, insolvency, reorganization or other law relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law). CII Shareholders represent that they have approved this Agreement and the transactions contemplated hereby as evidenced by their execution of this Agreement. CII Shareholders represent that they have full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereby.

  2.7  No Conflicting Agreements.    CII, Royce Britt and Janet Britt represent
       -------------------------
and warrant that, to their actual knowledge, neither the execution nor the delivery of this Agreement, nor the consummation of the transactions as contemplated in this Agreement in accordance with the terms of this Agreement, will conflict with, or result in a breach of, any term of, or constitute a default under, (i) the Articles of Incorporation or Bylaws of CII, or (ii) any material agreement or instrument to which CII is a party, or (iii) any material judgment, decree, order, statute, rule or regulation to which CII is subject. CII, Royce Britt and Janet Britt represents that, to their actual acknowledge, neither the execution nor the delivery of this Agreement, nor the consummation of the transactions as contemplated in this Agreement in accordance with the terms of this Agreement, will conflict with, or result in a breach of, any term of, or constitute a default under (i) any material agreement or instrument to which any of the CII Shareholders is a party, (ii) any material judgment, decree, order, statute, rule or regulation to which any of the CII Shareholders are subject, or (iii) result in the creation of a material lien, charge or encumbrance on the shares of the CII Stock held by any of the CII Shareholders. To the actual acknowledge of CII, Royce Britt and Janet Brit, CII is not and CII Shareholders are not in default or would be in default with lapse of time or notice or both, in respect to any such term.

  2.8  Financial Statements and Customer List.  CII, Royce Britt and Janet Britt
       ---------------------------------------
have furnished to AMS the following financial statements (hereinafter collectively called the "CII Financial Statements"): (i) the unaudited Balance Sheet of CII as of August 31, 1996 (the "CII Balance Sheet"), together with statement of operations for the nine months ended August 31, 1996. CII, Royce Britt and Janet Britt have also provided to AMS a Schedule setting forth the names and addressed of all of the CII customers, a copy of which is attached hereto as Schedule 2.8.

  2.9  Absence of Undisclosed Liabilities.  To the actual knowledge of CII,
       ----------------------------------
Royce Britt and Janet Britt, all obligations and liabilities, contingent or otherwise, of CII whether or not required to be reserved or accrued on the CII Balance Sheet, under the method of accounting used by CII or in accordance with generally accepted accounting methods have been disclosed to AMS.

  2.10  Title to Properties; Absence of Liens and Encumbrances.  To the actual
        ------------------------------------------------------
knowledge of CII, Royce Britt and Janet Britt, CII has good and marketable title to the properties and assets reflected on the CII Balance Sheet as being owned by CII, and all properties and assets thereafter acquired by it, except to the extent such properties and assets are or were thereafter disposed of for fair value in the ordinary course of business; all such properties and assets are free and clear of all liens, charges and encumbrances. To the actual knowledge of CII, Royce Britt and Janet Britt, the operation of the properties and business of CII in the manner in which they are now operated does not violate any zoning ordinances or municipal regulations in such a way as could, if such ordinances or regulations were enforced, result in any material impairment of the uses of the respective properties for the purposes for which they are now operated. Attached hereto as Schedule 2.10 is a Schedule of all real and personal property leased by CII.

  2.11  Tax Matters.  CII, Royce Britt and Janet Britt represent and warrant
        -----------
that CII has timely filed all federal, state, local and foreign tax returns required to be filed by it, all taxes, assessments, fees, and other governmental charges levied or assessed against the property or the business of CII have been paid in full, other than taxes or charges, the payment of which is not yet due.

  2.12  Compliance with Laws.  CII, Royce Britt and Janet Britt represent and
        --------------------
warrant that
to their actual knowledge, CII has complied with all laws, regulations, licensing requirements and orders applicable to its business the breach or violation of which could have a material adverse effect on said business and has filed with the proper authorities, all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of such employee's activities on behalf of CII) is subject, and, to the actual knowledge of CII, Royce Britt and Janet Britt, CII possesses all necessary licenses, franchises and permits to conduct its business in the manner in which and in the jurisdictions and places where such businesses are now conducted.

  2.13  Litigation.  CII, Royce Britt and Janet Britt represent and warrant that
        ----------
to their actual knowledge (i) there are no actions, suits, proceedings or investigations pending or, threatened, against or affecting CII or any property or rights of CII at law or in equity or before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, (ii) there are no actions or proceedings at law or in equity pending, threatened against or affecting CII before or by any federal, state, municipal, or other governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign,
(iii) there is no action, suit or proceeding that will result in any material adverse change in the business, operations, properties or assets, or in the condition, financial or otherwise, of CII, and (iv) CII is not in default with respect to any order, writ, injunction, judgment or decree of any court or federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign or of any arbitrator.

  2.14  Contracts. CII, Royce Britt and Janet Britt represent and warrant that
        ---------
to their actual knowledge, CII is not a party to or is its property bound or affected by or receives benefits under any written or oral, express or implied,
(i) contract for the employment of any officer or employee which is not terminable on 30 days (or less) notice without payment of any amount on account of such termination, (ii) bonus, deferred compensation, savings, stock option, retirement, pension, profit-sharing or severance pay agreement, plan or arrangement, (iii) agreement, contract or indenture relating to the borrowing of money by CII, (iv) guaranty of any obligation for the borrowing of money or otherwise, excluding endorsements made for collection and guaranties made in the ordinary course of business, (v) management, consulting or other similar contract or arrangement, (vi) collective bargaining agreement, (vii) agreement with any current or former officer, director or shareholder of CII, (viii) material licenses, whether as licensor or licensee, (ix) material contract or commitment for the purchase of materials or supplies or for the performance of services over a period of over 60 days, (x) contract, agreement or other commitment not made in the ordinary course of business, (xi) contingent liabilities, including letter of credit of all types, (xii) contract to purchase or sell securities of all types, (xiii) contract or commitment for capital expenditures in excess of $1,000, (xiv) contract or option to purchase or sell any real property or any material personal property, other than in the ordinary course of business, (xv) other contract, agreement or commitment which is material to the business, operations, properties or assets or to the condition, financial or otherwise, of CII, or (xvi) contract or other arrangement which is not in the ordinary course of business consistent with the past practice of CII, or in which a material interest is held by any person or entity which is an Affiliate of CII which is not substantially on the same terms (including without limitation, in the case of lending transactions, interest rates and collateral) as those prevailing at the time of comparable transactions with unrelated parties or which involves more than the normal risk of collectability or which involves more than the normal risk of collectability or which involves other unfavorable features. For purposes of this

Agreement, "Affiliate" when used with respect to CII and the CII Shareholders shall refer to and mean any "affiliate" within the meaning of Rule 145 of the Securities and Exchange Commission (the "Commission") under the Securities Act, any officer or director of CII or of any "affiliate" of CII or any "associate" of any such officer or director as that term is defined in Rule 14a-1 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

  Between the date hereof and the Closing, CII, without the prior written consent of AMS, shall not allow or permit to enter into, amend, extend or renew any agreement, contract or plan specified above in this Section 2.14.

  2.15  Defaults. CII, Royce Britt and Janet Britt represent and warrant that to
        --------
their actual knowledge, CII is not in default in any material respect under any of the contracts, leases, or other instruments, to which CII is a party or by which CII or its property may be bound or affected or under which CII or its property receives benefits, and with respect to such contracts, lease or other instruments, (i) there has not occurred any event which with the lapse of time or giving of notice or both would constitute such default to CII, (ii) such contracts, leases or other instruments are binding obligations of the respective parties thereto in accordance with their terms, (iii) there are no defenses, offsets or counterclaims thereto which may be made by any party thereto other than CII, and (iv) CII has not waived any substantial rights thereunder.

  2.16  Employee Matters.  (a)  Employee Welfare Benefit Plans. CII, Royce Britt
        ----------------        ------------------------------
and Janet Britt represent and warrant that to their actual knowledge (i) CII is not, and has not ever been, a party to or subject to any "employee welfare benefit plan" (as defined in Section 3(1) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) to which CII contributes, is required to contribute or has contributed, (ii) CII is not and has never been a party to or subject to any "employee pension benefit plan" (as defined in Section 3(2) of ERISA) to which CII contributes, is required to contribute or has contributed. To the actual knowledge of CII, Royce Britt and Janet Britt, all employee welfare benefit plans and employee pension benefit plans of CII ("CII Employee Welfare Benefit Plans") and any related trust agreements and any other documents relating to the funding of CII Employee Welfare Benefit Plans
(i) in all material respects comply and have complied in the past, with the provisions of ERISA, the Code, and any predecessor to the Code and any other applicable laws, rules and regulations, (ii) have been administered consistent with and in compliance in all material respect with applicable requirements of the Code, ERISA and any other applicable law, including without limitation compliance on a timely basis with all requirements for reporting and disclosure concerning each of the CII Employee Welfare Benefit Plans. To the actual knowledge of CII, Royce Britt and Janet Britt, neither CII nor any plan fiduciary of any CII Employee Welfare Benefit Plan has (i) engaged in any transaction or acted or failed to act in a manner which violates Section 404 or 406 of ERISA for which there exits neither a statutory nor regulatory exemption and which results in material liability, or (ii) has acted or failed to act in any manner which violates Section 404 of ERISA and results in material liability.

  (b)  Other Employee Benefit Arrangements.  CII, Royce Britt and Janet Britt
       -----------------------------------
represent and warrant that to their actual knowledge, CII has delivered to AMS true and correct copies of each CII Employee Welfare Benefit Plan and each and every other personnel policy, stock option plan, employment, bonus, incentive award, vacation pay, severance pay, consulting and employment agreement and any other employee or fringe benefit plan, agreement, arrangement, practice or understanding, whether formal or informal, which CII maintains or to or under which CII contributes or is required to contribute.

  (c)  Claims and Litigation.  CII, Royce Britt and Janet Britt represent and
       ---------------------
warrant that to their actual knowledge, (i) there are no threatened or pending claims, suits or other proceedings by any of CII's employees, former employees, plan participants, beneficiaries or spouses of any of the above involving any employee benefit plan or arrangement described in this Section 2.16 or any rights or benefits under any such employee benefit plan or arrangement other than ordinary and usual claims for benefits by participants or beneficiaries;
(ii) neither CII nor any of its directors, officers, employees or any other "fiduciary" (as such term is defined in Section 3(21) of ERISA) has any liability for an act or for a failure to act in connection with either administration or investment of assets of such plans or the transactions contemplated by this Agreement; and (iii) there is no pending or threatened legal action or proceeding or investigation against or involving any employee benefit plan or arrangement described in this Section 2.16 and there is no basis for any such legal action, proceeding or investigation.

  (d)  Union Contracts.  CII, Royce Britt and Janet Britt represent and warrant
       ---------------
that to their actual knowledge, CII is not or has never been a party to or subject to any agreement with any union or collective bargaining unit, and there is no pending union activity involving CII employees.

  2.17  Contractual Commitments..  Schedule 2.17 contains a list of all written
        -----------------------
agreements, contracts, guarantees, and commitments to which CII is a party.
CII, Royce Britt and Janet Britt represent and warrant that to their actual knowledge, true and correct copies of all written agreements, contracts, guarantees and commitments to which CII is a party have been provided to AMS.
To the actual knowledge of CII, Royce Britt and Janet Britt, CII and the other parties to such agreements, contracts, guarantees and commitments have performed all obligations required to be performed by them to the date of this Agreement and are not in default thereunder in any material respect.

  2.18  Insurance.  Schedule 2.18 contains a list of all insurance coverage
        ---------
carried by CII. CII, Royce Britt and Janet Britt represent and warrant that to their actual knowledge true and correct copies of all policies relating to insurance carried by CII have been delivered to AMS. CII, Royce Britt and Janet Britt represent and warrant that to their actual knowledge, all such insurance policies are in full force and effect, all premiums due thereon have been paid, no notice of cancellation or termination has been received with respect to any such policy, and CII has complied with the provisions of all such policies.

  2.19  Finder's Fees.  CII, Royce Britt and Janet Britt represent and warrant
        -------------
that to their actual knowledge no director, officer or employee of CII has incurred or will incur any brokerage, finder's or similar fee in connection with the transactions contemplated by this Agreement.

  2.20  Ordinary Course of Business.  The term "ordinary course of business," as
        ---------------------------
used in this Agreement shall be construed to mean the conduct of business consistent with good corporate practices and policies.

  2.21  Patents, Trademarks, Formulations, Etc.   CII, Royce Britt and Janet
        ---------------------------------------
Britt represent and warrant that to their actual knowledge CII owns or holds licenses under such patents, trademarks, trade names, product formulations and copyrights as it deems necessary for the conduct of its business as being conducted on the date of this Agreement as set forth on Schedule 2.21, and CII is not, as of the date of this Agreement, in receipt of any notice of infringement or notice of conflict with the asserted rights of others in such patents, trademarks, trade names and copyrights and are not otherwise aware of such infringement or conflict, or of any infringement by, or conflict on the part of, others of CII's patents, trademarks, trade names or copyrights. CII also owns the rights to all of the formulations used in its products.

  2.22  Full Disclosure.  CII, Royce Britt and Janet Britt represent and warrant
        ---------------
that to their actual knowledge (i) all written information regarding CII previously delivered to AMS, including all financial information and statements provided to AMS, is true and correct, (ii) all additional information regarding CII delivered to AMS pursuant to this Agreement is or will be true and correct, and (iii) other than the properties shown on the CII Balance Sheet, and previously disclosed to AMS pursuant to this Agreement, there are no properties, tangible or intangible, which are used in and material to the normal day-to-day operations of CII as conducted by CII prior to the date of this Agreement.

  2.23  Investment Intent.  The CII Shareholders represents and warrants to AMS
        -----------------
and its officers and directors that the AMS Common Stock to be issued to the CII Shareholders pursuant to this Agreement, will be acquired by each of the CII Shareholders for investment purposes only without the intent to resell such stock and will not be transferred except pursuant to registration under the Securities Act and the applicable state securities acts unless pursuant to exemption from registration under such acts. The CII Shareholders hereby acknowledges that the AMS Common Stock that may be issued to CII Shareholders pursuant to this Agreement, will be issued pursuant to exception from registration under the Securities Act and the applicable state securities acts and the certificates evidencing the AMS Common Stock will bear appropriate restrictive transfer legends as required pursuant to the Securities Act and the applicable state securities acts.

  2.24  Accuracy of Representations, Covenants and Warranties.  No
        -----------------------------------------------------
representation, covenant or warranty by the CII Shareholders in this Agreement and, to the actual acknowledge of the CII Shareholders, no written information, agreements or documents furnished to AMS by the CII Shareholders in connection with the transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statements or information contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE III

                     REPRESENTATIONS AND WARRANTIES OF AMS

  AMS hereby represents and warrants to the CII Shareholders as follows:

  3.1  Organization, Good Standing, Power, Etc.  AMS is a corporation duly
       ----------------------------------------
organized, validly existing and in good standing under the laws of the State of Oklahoma and has the corporate power and is entitled to own or lease its properties and to carry on its business as, and in the places where, such properties are now owned or leased and such business is now conducted.

  3.2  Delivery of Certificate of Incorporation and Bylaws.  AMS has delivered
       ---------------------------------------------------
to the CII Shareholders complete and correct copies of Certificate of Incorporation and Bylaws of AMS.

  3.3  Capitalization.  Pursuant to its Certificate of Incorporation, AMS is
       --------------
currently authorized to issue up to 495,000,000 shares of Common Stock, $.0001 par value ("Common Stock"), and 5,000,000 shares of Preferred Stock, $.0001 par value ("Preferred Stock"). The outstanding capital stock of AMS currently consists of 2,143,191 shares of Common Stock. In addition, there are currently issued and outstanding 524,610 Class A Common Stock Purchase Warrants and 525,860 Class B Common Stock Purchase Warrants. Each of the outstanding Warrants entitles its holder to the right to purchase one share of AMS Common Stock. AMS intends to redeem the Class A Warrants and Class B Warrants on March 17, 1997 (unless extended but not beyond April 30, 1997), and in connection therewith modify the terms of the Class A Warrants and the Class B Warrants to reduce the exercise price of the Class B Warrants to $6.00 and upon exercise of the Class A Warrants and the Class B Warrants provide for delivery of a unit (consisting of one share of AMS Common Stock and one 1997-A Warrant). AMS has also granted stock options and other warrants to purchase 1,540,177 shares of Common Stock during various periods, which expire February 1997 through July 2005, at exercise prices of $1.60 to $6.48 per share. Furthermore, AMS intends to distribute 2,143,191 non-transferrable rights ("Rights") to its shareholders of record on January 31, 1997. Each Right will allow the holder to purchase a Unit (consisting of one share of AMS Common Stock and one 1997-A Warrant) from AMS for $6.80 on or before March 17, 1997 (extendable to not later than April 30, 1997). Each 1997-A Warrant entitles the holder to purchase one share of AMS Common Stock for $12.00 on or before January 31, 1999.

  3.4  Authorization of Agreement.  The Board of Directors of AMS has duly
       --------------------------
approved this Agreement and the transactions contemplated hereby, and has authorized the execution and delivery of this Agreement by AMS. AMS has full power, authority and legal right to enter into this Agreement and to consummate the transactions contemplated hereunder.

  3.5  No Conflicting Agreements.  Neither the execution nor the delivery of
       -------------------------
this Agreement, nor the consummation of the transactions contemplated hereby in accordance with the terms of this Agreement, will conflict with, or result in a breach of, any term of, or constitute a default under, (i) the Certificate of Incorporation or Bylaws of AMS or (ii) to the actual knowledge of AMS, any material agreement or instrument to which AMS is a party, or (iii) to the actual knowledge of AMS, any material judgment, decree, order, statute, rule or regulation to which AMS is subject, or result in the creation of material lien, charge or encumbrance on any of the properties of AMS. AMS, to its actual knowledge, is not in default or would be in default with lapse of time or notice or both, in respect to any such term.

  3.6  Financial Statements.  AMS has furnished to the CII Shareholders the
       --------------------
following financial statements (hereinafter collectively called the "AMS Financial Statements"): (i) the balance sheet as of December 31, 1995, and the related statements of stockholders' equity, income, and cash flows for the fiscal year ended December 31, 1995, and (ii) the unaudited balance sheet of AMS as of September 30, 1996 (the "AMS Balance Sheet"), and related statements of income and cash flows for the nine months ended September 30, 1996.

  3.7  Securities and Exchange Commission Reports.  AMS has filed in a timely
       ------------------------------------------
manner any and all reports required to be filed pursuant to Sections 13, 14 and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). At the respective times of filing thereof, none of such reports contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in the light of the circumstance under which they were made, not misleading. Each audited and unaudited financial statement (and the notes relating thereto) contained in such reports was prepared in accordance with generally accepted accounting principles consistently applied (except as otherwise indicated therein) and fairly presents the financial condition of AMS as of the date thereof and the related results of operations, stockholders' equity, and cash flows and changes in financial position, as applicable, of AMS for and during the period covered thereby. Each unaudited financial statement (and the notes relating thereto) contained in such reports was prepared on the same basis as the audited financial statements and included all necessary adjustments, consisting only of normal recurring accruals, and fairly presents the financial condition of AMS as of the date thereof and the related results of operations, stockholders' equity, and cash flows or changes in financial position, as applicable, of AMS for and during the period covered thereby. AMS has delivered to each of the CII Shareholders true and correct copies of AMS's annual report on Form 10-KSB for the fiscal year ended December 31, 1995, and AMS's quarterly reports on Form 10-QSB for the three months ended March 31, 1996, six months ended June 30, 1996, and nine months ended September 30, 1996.

  3.8  Absence of Undisclosed Liabilities.  To the actual knowledge of AMS, all
       ----------------------------------
obligations and liabilities, contingent or otherwise, of AMS arising from events that occurred on or before the date of the AMS Balance Sheet, whether or not required to be accrued or reserved, have been fully accrued or reserved in the AMS Balance Sheet in accordance with and to the extent required by generally accepted accounting principles. AMS has not incurred any such obligation or liability, contingent or otherwise, subsequent to the date of the AMS Balance Sheet, except for obligations and liabilities incurred in the ordinary course of business. The reserves reflected in the AMS Balance Sheet are adequate, appropriate and reasonable.

  3.9  Compliance with Laws.  To the actual knowledge of AMS, AMS has complied
       --------------------
with all laws, regulations, licensing requirements and orders applicable to its business the breach or violation of which could have a material adverse effect on said business and has filed with the proper authorities, all statements and reports required by the laws, regulations, licensing requirements and orders to which it or any of its employees (because of such employee's activities on behalf of AMS) is subject, and, to the actual acknowledge of AMS, AMS possesses all necessary licenses, franchises and permits to conduct its business in the manner in which and in the jurisdictions and places where such business is conducted.

  3.10  Accuracy of Representations, Covenants and Warranties.  No
        -----------------------------------------------------
representation, covenant or warranty by AMS in this Agreement and, to the actual knowledge of AMS, no written information, agreements or documents furnished to the CII Shareholders by AMS in connection with the transactions contemplated in this Agreement, contain or will contain any untrue statement of a material fact or omits or will omit to contain a material fact necessary in order to make the statements or information contained herein or therein, in light of the circumstances under which they were made, not misleading.

                                  ARTICLE IV

                       COVENANTS OF THE CII SHAREHOLDERS

  The CII Shareholders covenant and agree with AMS that, at all times between the date hereof and the Closing, the CII Shareholders will cause CII to comply with all covenants and provisions of this Article IV, except to the extent AMS may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement.

  4.1  Due Diligence Investigation by AMS.  CII and the CII Shareholders shall
       ----------------------------------
cause CII to afford to the officers and authorized representatives of AMS reasonable access to the offices, properties, books and records of CII and will furnish AMS with such additional financial and operating data and other information as to the business and properties of CII as may be reasonably necessary for AMS to thoroughly evaluate, prior to the Closing, the business assets, operations and financial condition of CII, including, without limitation, tax returns filed and those in preparation of CII. If, for any reason, the transactions contemplated by this Agreement are not consummated, AMS will cause all confidential information obtained by it from the CII Shareholders related to CII to be treated as such and will not use such information in a manner detrimental to CII and the CII Shareholders. The CII Shareholders shall cause CII to provide to AMS timely notice of and access to minutes of all meetings (and all actions by written consent in lieu thereof) of the Board of Directors and shareholders of CII.

  4.2  Conduct of Business.  The CII Shareholders shall cause CII to conduct its
       -------------------
business only in the ordinary course and consistent with past practice and shall use its commercially reasonable efforts to preserve intact the present business organization, keep available the services of its present officers and employees, maintain its properties and business and to preserve the goodwill of employees, customers and others having business dealings with CII. Without the prior written consent of AMS, the CII Shareholders shall cause CII to not engage in any activity or enter into any transaction that would cause any of the representations or warranties set forth in this Agreement to be inaccurate if made as of a date subsequent to such activity or transaction.

  4.3  No Dividends or Distributions.  The CII Shareholders shall not permit or
       -----------------------------
cause CII to (i) make any distributions of property or assets, including cash or cash equivalents, to its shareholders, other than as contemplated in this Agreement or (ii) declare, set aside or pay any dividend or other distribution in respect of CII's capital stock or other equity securities, or redeem, purchase or otherwise acquire any shares of CII's capital stock or other equity securities, or any interest in or right to acquire any such shares or other equity securities.

  4.4  No Disposal of Property.  Except as contemplated in this Agreement, the
       -----------------------
CII Shareholders shall not permit or cause CII to (i) dispose of or assign any of its assets or properties or permit any of CII's assets or properties to be subjected to any liens, except to the extent any such disposition or lien is made or incurred in the ordinary course of business consistent with past practice, or (ii) sell any part of its operations or business to any third party.

  4.5  No Acquisitions.  Except as contemplated in this Agreement, the CII
       ---------------
Shareholders shall not permit or cause CII to (i) merge, consolidate or otherwise combine or agree to merge, consolidate or otherwise combine with any other person, (ii) acquire all or substantially all or a material portion of the assets, capital stock or other equity securities of any other person, or any business division of any other person, or (iii) otherwise acquire control or ownership of any other person.

  4.6  Contracts.  The CII Shareholders shall not permit or cause CII to enter
       ---------
into any contract involving consideration in excess of $1,000, individually, or $2,000, in the aggregate, except contracts entered into in the ordinary course of business consistent with past practice.

  4.7  Notice and Cure.  The CII Shareholders will notify AMS promptly in
       ---------------
writing of, and contemporaneously will provide AMS true, complete and correct copies of, any and all information or documents relating to, and will use all reasonable efforts to cure prior to the Closing, any event, transaction or circumstance occurring after the date of this Agreement that results in or will result in any covenant or agreement of the CII Shareholders being breached under this Agreement, or that renders or will render untrue any representation or warranty of the CII Shareholders contained in this Agreement as if the same were made on or as of the date of such event, transaction or circumstance. The CII Shareholders also will use all commercially reasonable efforts to cure, at the earliest practicable date and before the Closing, any violation or breach of any representation, warranty, covenant or agreement made by the CII Shareholders in this Agreement.

  4.8  Agreements and Covenants.  CII will not make any commitment, either in
       ------------------------
writing or orally, which would violate any of the provisions set forth in this
Article IV.

  4.9  Finder's Fees.  The CII Shareholders shall be responsible for payment of
       -------------
any and all claims or demands for any commission, fee or other compensation by any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of CII and/or the CII Shareholders with respect to the transactions contemplated in this Agreement, or any other possible transaction involving the sale, transfer, assignment, conveyance or other disposition of the capital stock and/or assets of CII, or any merger, consolidation or any other acquisition transaction.

  4.10  No Amendments. The CII Shareholders shall not permit or cause CII to
        -------------
amend or propose to amend CII's Articles of Incorporation or Bylaws or take any action with respect to any such amendment.

  4.11  No Issuance or Disposition of Securities.  Without the express written
        ----------------------------------------
consent of AMS the CII Shareholders shall not permit or cause CII to (i) authorize or issue any shares of its capital stock or other equity securities or enter into any contract granting any option, warrant or right calling for the authorization or issuance of any such shares or other equity securities, (ii) create or issue any securities directly or indirectly convertible into or exchangeable for any such shares or other equity securities, or (iii) create or issue any options, warrants or rights to purchase any such convertible securities. The CII Shareholders will not pledge, assign, transfer or otherwise dispose of or encumber any shares of or any options, warrants or rights to purchase the CII Stock. The CII Shareholders shall not permit or cause CII to split, combine, or reclassify any capital stock or other equity securities of CII. The CII Shareholders shall not permit or cause CII to (i) authorize or issue any equity securities or enter into any contract granting any option, warrant or right calling for the authorization or issuance of any such equity securities, (ii) create or issue any securities directly or indirectly convertible into or exchangeable for any such equity securities, or (iii) create or issue any options, warrants or rights to purchase any such convertible securities.

  4.12  Securities and Exchange Commission Matters.  The CII Shareholders will
        ------------------------------------------
furnish AMS as soon as practicable all information (that is readily available to CII as of the date of this Agreement and that may become available to CII without additional cost and expense in excess, in the aggregate, of $500) concerning CII as may be required for inclusion in any report required to be prepared and filed by AMS with the U.S. Securities and Exchange Commission under and pursuant to the Exchange Act or the Securities Act, or otherwise, or any other governmental or regulatory body in connection with the transactions contemplated by this Agreement. The CII Shareholders represent and warrant that all information so furnished for such reports and filings shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

  4.13  Public Announcements.  Without prior consultation with AMS, the CII
        --------------------
Shareholders shall not, and the CII Shareholders shall not permit CII to, make any announcement to the public or any statement to its employees generally concerning the transactions contemplated in this Agreement.

  4.14  Shareholders Approval.  Each of the CII Shareholders hereby specifically
        ---------------------
covenants and agrees that he has read and has been fully advised by legal counsel as to the meaning and effect of this Agreement and the transactions to be effected by this Agreement, and that he or she hereby approves this Agreement and the transactions contemplated in this Agreement. By execution of this Agreement, (i) the CII Shareholders hereby votes all of the issued and outstanding shares of the CII Common Stock in favor of approval of this Agreement and the transactions contemplated in this Agreement and (ii) each of the CII Shareholders hereby consents to all corporate action required to consummate the transactions contemplated in this Agreement without the necessity for a meeting of the shareholders of CII, to the extent and in the event shareholder approval shall be required for approval of this Agreement and the transactions contemplated in and to be effect by this Agreement.

  4.15  Resignation of Officers and Directors.  The execution of this Agreement
        --------------------------------------
shall constitute the resignation of all of the CII Shareholders who currently serve as executive officers and directors of CII, such resignations to be effective immediately following the Closing. Each such resignation shall constitute a voluntary termination of any employment agreement that any such executive officer or director may have with CII, and all such CII Shareholders hereby waive and release CII of any and all obligations that CII may have under such employment agreement. Further, the execution of this Agreement shall constitute the release of all liabilities of whatever nature of CII to any of the Shareholders.

                                   ARTICLE V

                       CONTINUING OBLIGATIONS OF THE CII
                      SHAREHOLDERS AND AMS AFTER CLOSING

  Following Closing and consummation of the transactions contemplated in this Agreement, the CII Shareholders covenant and agree (except to the extent AMS may otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), and AMS covenants and agrees (except to the extent the CII Shareholders otherwise consent in writing or to the extent otherwise expressly required or permitted by this Agreement), as follows:

  5.1 Indemnifications by CII Shareholders. Subject to the provisions of this
      ------------------------------------
Article V, each of the CII Shareholders agree severally (and not jointly) to indemnify fully in respect of, hold harmless and defend AMS, its Affiliates and its officers, directors and employees against any and all damages, liabilities, costs, claims, proceedings, investigations, penalties, judgments, deficiencies, losses, including taxes, expenses (including interest, penalties, and fees and disbursements of attorneys, accountants and experts) ("Loss" or "Losses") incurred or suffered by any of them arising out of or relating to (i) any misrepresentation or breach of warranty on the part of the CII Shareholders under this Agreement and (ii) any nonfulfillment or failure to perform any covenant or agreement on the part of any of the CII Shareholders under this Agreement.

  5.2 Indemnifications by AMS.  Subject to the provisions of this Article V, AMS
      -----------------------
agrees to indemnify fully in respect of, hold harmless and defend the CII Shareholders against, any and all Losses arising out of or relating to (i) any misrepresentation, or breach of warranty on the part of AMS under this Agreement, (ii) nonfulfillment or failure to perform any covenant or agreement on the part of AMS under this Agreement, or (iii) related and attributable to, or asserted against, CII with respect to any event or condition occurring or arising after the Closing Date upon which the Losses are based.

  5.3  Survival of Representations and Warranties.  Each representation,
       ------------------------------------------
warranty, or covenant given or made by under Articles I, II, III, and IV this Agreement shall survive the date of Closing; provided, however, that the rights of the parties hereto to initiate any action for breach of any such representation, warranty, or covenant shall survive only until the close of business on January 31, 1999.

  5.4  Non-Competition.  (a) In order to induce AMS to enter into this
       ---------------
Agreement, each of Royce Britt and Janet Britt covenants and agrees that from the Closing until January 1, 2001, he or she shall not, and shall not permit any of his or her Affiliates, (i) to engage in any business similar to, or in any way competitive with, that carried on by CII as constituted on the date of this Agreement within any county in any state in which CII is engaged in any such similar or competitive business ("Competitive Business") (except pursuant to agreements with AMS or its Affiliates), (ii) to acquire any legal or beneficial interest in, or otherwise participate in the ownership of any person, firm, corporation, partnership or other entity or association which is or becomes engaged in a Competitive Business, except ownership of less than one percent of a publicly traded company shall be permissible, (iii) directly or indirectly solicit, canvass or otherwise contact or accept any business or transaction from any present or former customers or distributors of CII, or take any action which shall cause the termination or curtailment of the business relationship between CII (and/or its successor or successors) and any of its present or former customers or distributors relating to a Competitive Business, (iv) directly or indirectly, without the prior written consent of AMS, solicit, entice, raid, persuade or induce any individual who as of the date of this Agreement is, or at any time during such period shall be, an employee or independent contractor of AMS or CII or their Affiliates, or any of their respective successors, to terminate or refrain from renewing or extending his or her employment or independent contractor status with AMS, CII or their Affiliates, or any of their respective successors. This covenant and agreement is included herein in order to protect the value of the business of CII being acquired by AMS pursuant to this Agreement and to assure that AMS and CII shall have the full benefit of the value thereof.

  (b) If any part of the restrictions set forth in (a) should, for any reason whatsoever, be declared invalid by a court of competent jurisdiction, the validity or enforceability of the remainder of such restrictions shall not thereby be adversely affected and shall be enforced to the fullest extent permitted by law. If any of such restrictions are deemed to be unreasonable by a court of competent jurisdiction, then the CII Shareholders shall submit to the reduction or modification thereof as said court deems reasonable.

  (c) If the CII Shareholders shall be in violation of the aforementioned restrictive covenant in this Section 5.4, then in addition to AMS's other remedies, the time limitation thereof shall be extended for a period of time equal to the period of time during which such violation occurred.

  (d) The CII Shareholders and AMS agree that $20,000 of the Stock Purchase Price is attributable to the restrictive covenant and agreement as set forth in this Section 5.4.

  (e) The terms and provisions of this Section 5.4 are for the benefit of AMS and may be waived in whole or in part by AMS.

  5.5 Injunctive Relief.  Each of Royce Britt and Janet Britt acknowledge that
      -----------------
AMS, CII and its Affiliates would be irreparable damaged and that money damages and any other remedy available at law would be inadequate to redress or remedy any loss in the event that the provisions of Section 5.4 were not fully performed in accordance with their specific terms or are otherwise breached, and each of Royce Britt and Janet Britt therefore, agrees that AMS and its assigns, in addition to recovering any claim for damages or obtaining any other remedy available at law, also may enforce the terms of Section 5.4 by injunction or specific performance and may obtain any other appropriate remedy available in equity, and that each of Royce Britt and Janet Britt hereby waives his or her right to assert and will not assert in defense against such equitable claims that an adequate legal remedy is available.

  5.6  Additional Post-Closing Performances of Royce Britt and Janet Britt.
       -------------------------------------------------------------------
After Closing, if not paid at Closing, Royce Britt and Janet Britt shall assume and pay and hold CII harmless from and with respect to (i) any and all commissions, fees and other compensation payable to any broker, finder, agent or similar intermediary claiming to have been employed by or on behalf of CII and/or the CII Shareholders with respect to the transactions contemplated in this Agreement, or any other possible transaction involving the sale, transfer, assignment, conveyance or other disposition of the capital stock and/or assets of CII, or any merger, consolidation, or any other acquisition transactions, and
(ii) any and all of their costs and expenses incurred in connection with this Agreement and the transactions contemplated in this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred.

                                  ARTICLE VI

                           TERMINATION AND AMENDMENT

  6.1  Termination.  This Agreement may be terminated and the transactions
       -----------
contemplated in this Agreement abandoned at any time prior to the Closing (i) by mutual agreement of the CII Shareholders and AMS, (ii) at the option of the CII Shareholders in the event the Closing shall not have been completed on or before January 31, 1997, (iii) by AMS in the event there shall have been entered or rendered against the CII Shareholders or CII, AMS, or any of their respective directors or officers in any action or proceeding referred to in Section 2.13 of this Agreement an injunction or a final judgment having the effect of limiting the ability of AMS to effectively exercise full rights of ownership of the business, assets, or shares of CII. In the event of termination by AMS or the CII Shareholders, as provided in this Section 6.1, written notice shall forthwith be given to the other parties.

  6.2  Effective of Termination.  In the event of termination by AMS or the CII
       ------------------------
Shareholders, as provided in Section 6.1 of this Agreement, (i) this Agreement shall forthwith become wholly void and of no effect, and there shall be no obligation or liability on the part of the CII Shareholders and CII, AMS, or their respective officers, directors or shareholders, except as provided in
Section 7.7; provided, however, that such limitation shall not apply in the event of a willful breach by the CII Shareholders, Lawrence, Royce Britt, or AMS of any of their respective material covenants contained herein in which case the non-breaching party shall be entitled to recover from the breaching party all out-of-pocket costs (including without limitation reasonable attorney fees and expenses) which the non-breaching party has incurred in connection with this Agreement.

  6.3  Amendment.  This Agreement may be amended by the parties thereto, at any
       ---------
time prior to the Closing. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

                                  ARTICLE VII

                                 MISCELLANEOUS

  7.1  Expenses.  Except as otherwise provided herein, AMS hereby covenants and
       --------
agrees to pay its own costs and expenses, and the CII Shareholders and Royce Britt hereby covenant and agree to pay their costs and expenses and the costs and expenses, incurred in connection with this Agreement and the transactions contemplated in this Agreement, including without limitation fees and expenses of counsel, irrespective of when incurred and regardless of whether the transactions contemplated under this Agreement are consummated.

  7.2  Notices.  All notices and other communications required or permitted
       -------
hereunder shall be in writing and shall be deemed to have been given when delivered personally, or on the next day after being sent by facsimile transmission or a nationally recognized overnight delivery service, or on the third (3rd) day after being sent by registered or certified mail (return receipt requested), postage prepaid to the parties to this Agreement at the following addresses or at such other address for a party as shall be specified by like notice:

If to Janet Britt:                    Janet Britt
                                      111 North Earle
                                      Walhalla, South Carolina 29691

If to Jerry and/or Teresa Hampton:    Jerry Hampton and/or
                                      Teresa Hampton
                                      174 Interloches Drive
                                      Peachtree City, Georgia 30269

If to James and/or Florence Baria:    James Baria and/or
                                      Florence Baria
                                      5566 Mountainbrooke Court
                                      Stone Mountain, Georgia 30087

If to Rose Cashin:                    Rose Cashin
                                      328 North Church Street
                                      Walhalla, South Carolina 29691

If to Pat Eason:                      Pat Eason
                                      4335 Redwood Street
                                      Doraville, Georgia 30360

If to Joseph and/or Livia Williams:   Joseph Williams and/or
                                      Livia Williams
                                      4979 Woodfall Drive
                                      Lilburn, Georgia 30247

If to Don and/or Nadine Black:        Don Black and/or
                                      Nadine Black
                                      6388 South Westridge Drive
                                      Murray, Utah 84107

If to Lynda Brown:                    Lynda Brown
                                      738 Arrowhead Lane
                                      Murray, Utah 84107

If to Gary Galindo:                   Gary Galindo
                                      15910 Alsace
                                      San Antonio, Texas 78232

If to Harold and/or Linda Griffin:    Harold Griffin and/or
                                      Linda Griffin
                                      1032 Winchester Lane

                                      Aiken, South Carolina 29801

If to Irene Van Vlaenderen and/or:    Iren Van Vlaenderen and/or
 Dean Klockentegger                   Dean Klockentegger
                                      38951 Vista Dawn Court
                                      Temecula, California 92592

If to Rose and/or Wayne Hilgedick:    Rose Hilgedick and/or
                                      Wayne Hilgedick
                                      2112 North Timberline Road
                                      Flagstaff, Arizona 86004

If to Julie Connary:                  Julie Connary
                                      2655 South 1800 East
                                      Heber City, Utah 84032

If to AMS:                            Advantage Marketing Systems, Inc.
                                      Suite 1210  West
                                      2601 N. W. Expressway
                                      Oklahoma City, Oklahoma  73112
                                      Attention:  Roger P. Baresel
                                      Facsimile:  (405) 843-4935

With copies to:                       Michael E. Dunn, Esq.
                                      Dunn Swan & Cunningham
                                      2800 Oklahoma Tower
                                      210 Park Avenue
                                      Oklahoma City, Oklahoma  73102-5604
                                      Facsimile:  (405) 235-9605

  7.3  Entire Agreement.  This Agreement (including the Exhibits and Schedules
       ----------------
hereto and the documents and instruments referred to herein) constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements and undertakings, written and oral.

  7.4  Binding Effect; Benefits.  This Agreement shall be binding upon and inure
       ------------------------
to the benefit of the parties to this Agreement and their respective successors and permitted assigns. Prior to Closing, neither this Agreement nor any right, remedy, obligation or liability hereunder or by reason hereof shall be assignable by any of the parties to this Agreement without the prior written consent of the others. Nothing expressed or implied in this Agreement is intended to or shall be construed to give any person other than the parties to this Agreement or their respective successors or permitted assigns any legal or equitable right, remedy or claim under or in respect of this Agreement, it being the intention of the parties to this Agreement that this Agreement shall be for the sole and exclusive benefit of the parties hereto or such successors or assigns and for the benefit of no other person.

  7.5  Waiver.  Any term or provision of this Agreement may be waived in writing
       ------
at any
time by the CII Shareholders, if they are entitled to the benefits thereof, or by AMS, if it is entitled to the benefits thereof. No such waiver shall, unless explicitly stated, be a continuing waiver. No failure to exercise or delay in exercising any right hereunder shall constitute a waiver thereof.

  7.6  Applicable Law.  This Agreement shall be governed by and construed in
       --------------
accordance with the laws of the State of Oklahoma applicable to contracts made and to be performed within that State.

  7.7  Confidentiality.  Prior to consummation of the transactions contemplated
       ---------------
in this Agreement, AMS and its representatives and the CII Shareholders, Royce Britt and their representatives will each keep confidential, and not disclose to any third party, information and data obtained as a result of such access; provided, however, that this restriction shall not apply to information and data which (i) are now in or may hereafter enter the public domain without breach of this covenant, (ii) were already in the possession of AMS, the CII Shareholders and/or Royce Britt, as the case may be, prior to receipt from the other, (iii) are lawfully received by AMS, the CII Shareholders and/or Royce Britt, as the case may be, from an unrelated third party after receipt of the same from the other, (iv)AMS, the CII Shareholders and/or Royce Britt or CII, as the case may be, is required by law to disclose, or (v)AMS, the CII Shareholders and/or Royce Britt, as the case may be, discloses to joint venture partners, independent consultants, financial institutions, investment bankers or broker-dealers, provided there are restrictions prohibiting further dissemination of such information by any such joint venture partners, consultant, financial institution investment bankers or broker-dealers. If the transactions contemplated in this Agreement are not consummated, each of the CII Shareholders, Royce Britt and AMS shall return to the other all information and data obtained pursuant to this Agreement.

  If AMS or any of its officers, directors, employees, agents or representatives is required to disclose any information supplied to AMS by CII, the CII Shareholders and/or Royce Britt pursuant to this Agreement, or if any of the CII Shareholders or any of his or her agents or representatives is required to disclose any information supplied to the CII Shareholders by AMS pursuant to this Agreement, the parties hereto agree that AMS will provide the CII Shareholders with prompt notice, or the CII Shareholders and/or Royce Britt will provide AMS prompt notice, of such request(s) so that AMS, the CII Shareholders or Royce Britt, as the case may be, may seek an appropriate protective order and/or waive compliance with the provisions of this Section 7.7. It is further agreed that, if in the absence of a protective order or the receipt of a waiver hereunder, AMS or any of the CII Shareholders or Royce Britt, as the case may be, is nonetheless, in the opinion of its, his or her legal counsel, compelled to disclose information and data concerning AMS or the CII Shareholders, Royce Britt or CII to any tribunal or else stand liable for contempt or suffer other censure or penalty, AMS or any of the CII Shareholders or Royce Britt, as the case may be, may disclose such information to such tribunal without liability hereunder.

  7.8  Publicity.  All press releases and other publicity concerning the
       ---------
transactions contemplated in this Agreement shall be jointly planned and coordinated by and between AMS, Royce Britt and Janet Britt.

  7.9  Counterparts.  This Agreement may be executed in any number of
       ------------
counterparts, each
of which shall be deemed to be an original and all of which together shall be deemed to be a single agreement.

  7.10  Headings and Captions.  The headings contained in this Agreement are for
        ---------------------
convenience of reference only, are not to be considered a part hereof and shall not limit or otherwise affect in any way the meaning or interpretation of this Agreement.

  7.11  Effect of Invalid Provisions.  In the event any provision of this
        ----------------------------
Agreement or any other agreement entered into pursuant hereto is contrary to, prohibited by or deemed invalid under applicable law or regulation, such provision shall be inapplicable and deemed omitted to the extent so contrary, prohibited or invalid, but the remainder thereof shall not be invalidated thereby and shall be given full force and effect so far as possible. In the event any provision of this Agreement may be construed in two or more ways, one of which would render the provision invalid or otherwise voidable or unenforceable and another of which would render the provision valid and enforceable, such provision shall have the meaning which renders it valid and enforceable.

  7.12  Waiver of Performance.  The failure or delay of any party at any time to
        ---------------------
require performance by another party of any provision of this Agreement, even if known, shall not affect the right of such party to require performance of that provision or to exercise any right, power or remedy hereunder. Any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of any continuing or succeeding breach of such right, power or remedy under this Agreement. No notice to or demand on any party in any case shall, of itself, entitle such party to any other or further notice or demand in similar or other circumstances.

  IN WITNESS WHEREOF, each of the Boards of Directors of AMS and CII has duly authorized and caused this Agreement to be signed by the respective officers of AMS or CII, and the CII Shareholders and Royce Britt have executed this Agreement in their individual capacities, as of the date first above written.

"CII Shareholders"
                                        /s/ Janet Britt
                                        ----------------------------------------
                                        Janet Britt


                                        /s/ Jerry Hampton
                                        ----------------------------------------
                                        Jerry Hampton


                                        /s/ Teresa Hampton
                                        ----------------------------------------
                                        Teresa Hampton


                                        /s/ James Baria
                                        ----------------------------------------
                                        James Baria


                                        /s/ Florence Baria
                                        ----------------------------------------
                                        Florence Baria

                                        /s/ Rose Cashin
                                        ----------------------------------------
                                        Rose Cashin


                                        /s/ Pat Eason
                                        ----------------------------------------
                                        Pat Eason


                                        /s/ Joseph Williams
                                        ----------------------------------------
                                        Joseph Williams


                                        /s/ Livia Williams
                                        ----------------------------------------
                                        Livia Williams


                                        /s/ Don Black
                                        ----------------------------------------
                                        Don Black


                                        /s/ Nadine Black
                                        ----------------------------------------
                                        Nadine Black


                                        /s/ Lynda Brown
                                        ----------------------------------------
                                        Lynda Brown


                                        /s/ Gary Galindo
                                        ----------------------------------------
                                        Gary Galindo


                                        /s/ Harold Griffin
                                        ----------------------------------------
                                        Harold Griffin


                                        /s/ Linda Griffin
                                        ----------------------------------------
                                        Linda Griffin


                                        /s/ Irene Van Vlaenderen
                                        ----------------------------------------
                                        Irene Van Vlaenderen


                                        /s/ Dean Klockentegger
                                        ----------------------------------------
                                        Dean Klockentegger


                                        /s/ Rose Hilgedick
                                        ----------------------------------------
                                        Rose Hilgedick


                                        /s/ Wayne Hilgedick
                                        ----------------------------------------
                                        Wayne Hilgedick


                                        /s/ Julie Connary
                                        ----------------------------------------
                                        Julie Connary


"Royce Britt"                           /s/ Royce Britt
                                        ----------------------------------------
                                        Royce Britt

"CII"                                   CHAMBRE INTERNATIONAL, INC.

                                        By: /s/ Royce Britt
                                           -------------------------------------
                                                Royce Britt,  CEO


"AMS"                                   ADVANTAGE MARKETING SYSTEMS, INC.


                                        By: /s/ Roger P. Baresel
                                           -------------------------------------
                                                Roger P. Baresel, President

                               LIST OF SCHEDULES


Schedule 2.8    CII Customer List.

Schedule 2.10   Schedule of Leases.

Schedule 2.17   Schedule of Contracts.

Schedule 2.18   List of CII insurance policies in force.

Schedule 2.21   Schedule of Patents, Trademarks, Formulations, Etc.